Exhibit 5.2

CONSENT OF INDEPENDENT ENGINEERS

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from (i) our report dated March 14, 2011 and effective December 31, 2010, evaluating the petroleum and natural gas reserves attributable to Baytex Energy Corp. and its affiliates, which is entitled "Evaluation of the P&NG Reserves of Baytex Energy Corp. (As of December 31, 2010)" and (ii) our report dated March 19, 2010 and effective December 31, 2009, evaluating the petroleum and natural gas reserves attributable to Baytex Energy Trust and its affiliates, which is entitled "Evaluation of the P&NG Reserves of Baytex Energy Trust and Baytex Energy USA Ltd. (As of December 31, 2009)", in this Registration Statement of Form F-10 of Baytex Energy Corp.

SPROULE ASSOCIATES LIMITED
By:	/s/ Cameron P. Six, P. Eng.
	Name:	Cameron P. Six, P. Eng.
	Title:	Vice-President, Engineering and Partner

Calgary, Alberta, Canada July 26, 2011